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Exhibit 10.2

Lease Agreement:

Leassor:	Yu Cheng Chi
Leassee:	Dong Ya Hui Feng Automobile Trading Limited

        According to Contact Law of China, we hereby agreed that Lessor shall lease 8,950 sq.feet property located at 83, Nan Shen Cheng Road, Shen He District, Shen Yang City to Leassee under the following terms:

    1.
    Term of Lease: one year for USD 24,096. The lease will start on October 1, 2004 and expires on October 1, 2005.

    2.
    Leassor warrants that Lessor has ownership and leasing rights to the said property and will reimburse Leassee for any damage caused due to deficiency in Leassor's ownership and leasing rights.

    3.
    Leassee cannot sublease the said property to other party. Leassee is responsible for water, electricity and other expenses. Leassor is responsible for the heating expense for the said property.

    4.
    Leassee will be responsible for damage caused to the said property during the term of the lease.

    5.
    In case of dispute, both party agreed to resolve the dispute according to China Contract Law via arbitration.

Leassor	Leassee

/s/ YU CHENG CHI	/s/ DONG YA HUI FENG AUTOMOBILE TRADING LIMITED

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  Exhibit 10.2